UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2014 annual meeting of stockholders (the “Annual Meeting”) of Pandora Media, Inc. (“Pandora”) was held on June 4, 2014. 185,889,755 shares of Pandora common stock were present in person or represented by proxy at the Annual Meeting, representing 90.53% of a total of 205,332,382 shares of common stock outstanding and eligible to vote at such time. At the Annual Meeting, stockholders voted on the following proposals, each of which is described in detail in Pandora’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2014, and cast their votes as described below.

Proposal 1:	Election of the three Class III directors listed below to serve until the 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Peter Chernin	168,878,417	297,712	17,319,680
Brian McAndrews	166,181,599	2,994,530	17,319,680
Tim Westergren	167,777,184	1,398,945	17,319,680

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Pandora for the year ending December 31, 2014:

For	Against	Abstain
186,215,818	119,416	160,575

Proposal 3:	Approval of the 2014 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
168,594,598	501,500	80,031	17,319,680

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: June 5, 2014	By:	/s/ Michael Herring
Michael Herring
Executive Vice President and Chief Financial Officer